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                                                                   Exhibit 99(j)



  CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the caption "Financial Highlights" in each Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in each Statement of Additional Information in Post-Effective Amendment Number 44 to the Registration Statement (Form N-1A, No. 33-3920) of Hartford HLS Series Fund II, Inc. and to the incorporation by reference of our reports dated February 8, 2005 for Hartford Blue Chip Stock HLS Fund, Hartford Capital Opportunities HLS Fund, Hartford Growth Opportunities HLS Fund, Hartford International Stock HLS Fund, Hartford LargeCap Growth HLS Fund, Hartford MidCap Stock HLS Fund, Hartford SmallCap Growth HLS Fund, Hartford SmallCap Value HLS Fund, Hartford U.S. Government Securities HLS Fund and Hartford Value Opportunities HLS Fund (the ten portfolios of Hartford HLS Series Fund II, Inc., formerly known as Fortis Series Fund, Inc.) included in the December 31, 2004 Annual Reports to Shareholders of Hartford HLS Series Fund II, Inc.


                                                  /s/ ERNST & YOUNG LLP


Boston, Massachusetts
April 25, 2005